Exhibit 10.1

ev3 Inc.

2005 INCENTIVE STOCK PLAN

ADDENDUM

Terms and Conditions for French Stock Grants

The following terms and conditions will apply in the case of Stock Grants under the ev3 Inc. 2005 Incentive Stock Plan to French residents and to those individuals who are otherwise subject to the laws of France.

As a matter of principle, any provision included in the ev3 Inc. 2005 Incentive Stock Plan (the “Plan”) or any other document evidencing the terms and conditions of the Plan or a stock grant under the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-5 of the French Code de Commerce shall not be applicable to participants who are residents of France.

ev3 INC. 2005 INCENTIVE STOCK PLAN

STOCK GRANT CERTIFICATE

This Stock Grant Certificate evidences a Stock Grant made pursuant to the ev3 Inc. 2005 Incentive Stock Plan of [                ] shares of restricted Stock to [                ], who shall be referred to as “Grantee”.  This Stock Grant is granted effective as of [                ], which shall be referred to as the “Grant Date.”

ev3 INC.

By:
Name:
Title:

§1.                               Plan and Stock Grant .  This Stock Grant is subject to all of the terms and conditions set forth in i) this Stock Grant Certificate  including the Addendum or “sub-plan” covering stock grants to residents of France ii) in the Plan.   In the event of any inconsistency between the Plan and the sub-plan, the sub-plan shall control.  All of the capitalized terms not otherwise defined in this Stock Grant Certificate shall have the same meaning in this Stock Grant Certificate as in the Plan.

§2.                               Stockholder Status.  Grantee shall have no rights as a Stockholder with respect to the shares of Stock subject to this Stock Grant until such shares have been issued pursuant to § 4 of this Stock Grant Certificate.  Notwithstanding the generality of the foregoing, Grantee shall not be entitled to vote any of the shares of Stock subject to this Stock Grant until such shares have been issued pursuant to § 4 of this Stock Grant Certificate or receive any dividends declared prior to the issuance of such shares or otherwise exercise any incidents of ownership with respect to such shares of Stock until such shares have been issued pursuant to § 4 of this Stock Grant Certificate.

§3.                               Stock Ownership Limitation

(a)                                  No share of Stock may be issued under this Stock Grant Certificate if Grantee owns 10% or more of the voting power of all classes of stock of the Company at the time of issuance of such share.

(b)                                 The number of shares of Stock that may be issued to the Grantee under this Stock Grant Certificate, on a cumulative basis, shall not exceed 10% of the total number of shares of Stock of the Company.

(c)                                  Any share of Stock issued to Grantee in violation of this § 3 shall not be deemed to have been issued to Grantee.

§4.                               Conditions to Issuance of Shares.

(a)                                  Conditions to Issuance of Shares.  Subject to § 3 above and §4(b) and §4(c) below, the shares of Stock subject to this Stock Grant shall be issued in such increments and at such times as follows:

(1)                                  50% of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number of shares of Stock) shall be issued on [         ], which date shall not be before the expiration of a two (2) year period from the Grant Date;  provided, however, that the Grantee continuously provides services to the Company or its Affiliates through such date,

(2)                                  An additional 25% of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number of shares of Stock) shall be issued on [         ], which date shall not be before the expiration of a three (3) year period from the Grant Date;  provided, however, that the Grantee continuously provides services to the Company or its Affiliates through such date, and

(3)                                  The remaining 25% of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number of shares of Stock) shall be issued on [         ], which date shall not be before the expiration of a three (3) year period from the Grant Date;  provided, however, that the Grantee continuously provides services to the Company or its Affiliates through such date.

(b)                                 Forfeiture of Rights to Receive Unissued Shares.  If Grantee’s continuous service relationship with the Company and its Affiliates terminates for any reason whatsoever, other than Grantee’s death, before all of the shares of Stock subject to this Stock Grant are issued pursuant to § 4(a), then he or she shall (except as provided in § 14 of the Plan) forfeit his or her rights to receive all of the remaining shares of Stock subject to this Stock Grant that have not been issued as of the date Grantee’s service relationship with the Company and its Affiliates so terminates.

(c)                                  Issuance of Shares Upon Death of Grantee.  If Grantee’s continuous service relationship with the Company and its Affiliates terminates as a result of Grantee’s death before all of the shares of Stock subject to this Stock Grant are issued pursuant to § 4(a), then all of the remaining shares of Stock subject to this Stock Grant that have not been issued as of the date Grantee’s service relationship with the Company and its Affiliates so terminates will be issued to Grantee’s heirs upon their request as provided under applicable law. The shares of Stock may be issued at any time within six (6) months following the date of death by the Grantee’s estate or by a person who acquired the right to receive the shares by bequest or inheritance.

§5.          Mandatory Holding Period.  If Grantee (or Grantee’s heirs if required by the French Law) is issued shares of Stock pursuant to § 4, Grantee (or Grantee’s heirs)   must hold such shares of Stock for a minimum period of two (2) years from the date of issuance of such shares of Stock.

§6.                               Changes in Shares.  The tax and social security treatment of any adjustment provided for in Section 13 of the Plan to the number of shares to be issued shall have to be appreciated in consideration of the applicable provisions of the French Code of Commerce.

§7.                               Stock Certificates.  As soon as practicable after each date as of which shares of Stock subject to this Stock Grant are issued pursuant to § 4, the Company shall direct its transfer agent to issue one or more stock certificates representing such number of shares of Stock issued pursuant to § 4 in the name of Grantee (or Grantee’s heirs); provided, however, that such stock certificate(s) shall contain a restrictive legend regarding the mandatory holding period as provided in § 5.

§8.                               Nontransferable.  No rights granted under this Stock Grant Certificate shall be transferable by Grantee other than by will or by the laws of descent and distribution.

§9.                               Other Laws.  The Company shall have the right to refuse to issue or transfer shares of Stock subject to this Stock Grant to Grantee (or Grantee’s heirs) if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any applicable law or regulation.

§10.                        No Right to Continue Service.  None of the Plan (including the sub-plan), this Stock Grant Certificate, or any related material shall give Grantee the right to remain employed by the Company or its Affiliates or to continue in the service of the Company or its Affiliates in any other capacity.

§11.                        Governing Law.  The Plan (including the sub-plan)  and this Stock Grant Certificate shall be governed by the laws of the State of Delaware of the United States of America.

§12.                        Binding Effect.  This Stock Grant Certificate shall be binding upon the Company and Grantee and their respective heirs, executors, administrators and successors.

§13.                        Headings and Sections.  The headings contained in this Stock Grant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Grant Certificate.  All references to sections in this Stock Grant Certificate shall be to sections of this Stock Grant Certificate unless otherwise expressly stated as part of such reference.

Granted acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Stock Grant subject to all of the terms and provisions hereof and thereof.   Granted has reviewed this Stock Grant Certificate and the Plan in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of this Stock Grant Certificate and the Plan.

DATED:	SIGNED
Beneficiary

Address: